UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

G&K SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

This filing relates to the proposed acquisition of G&K Services, Inc. (the “Company”) by Cintas Corporation (“Cintas”) pursuant to the terms of the Agreement and Plan of Merger, dated as of August 15, 2016, by and among the Company, Cintas and Bravo Merger Sub, Inc.

The Company sent a letter to certain beneficial holders of the Company’s common stock on or after October 25, 2016 in respect of the Annual Meeting of Shareholders of the Company to be held on November 15, 2016. The following is a copy of that letter:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

October 25, 2016

Dear Fellow Shareholder,

We recently sent you proxy materials for the Annual Meeting of Shareholders of G&K Services, Inc. (the “Company”) to be held on November 15, 2016. The agenda for the meeting includes, among other things, the vote to approve the merger agreement with Cintas Corporation, and related matters.

According to our latest records, we have not received your voting instructions for this important meeting. Your vote is extremely important, no matter how many shares you hold. Please take a moment to VOTE your shares by signing, dating and returning the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below).

The Company Board has approved the merger agreement, the Merger and the other transactions contemplated by the merger agreement. The Company Board recommends that shareholders vote “FOR” each of the proposals on the agenda as described in more detail in the proxy statement, dated September 29, 2016.

The Merger cannot be completed unless holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting vote in favor of the proposal to approve the merger agreement. A failure to vote your shares of common stock on the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 605-1956 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Douglas A. Milroy

Chairman & Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.      Internet: Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.      Telephone: Call toll free: (800) 454-8683. Have your control number in hand. Follow the instructions provided.

3.      Mail: Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.

Important Information About the Transaction and Where to Find It

This communication may be deemed to be solicitation material in respect of the Merger. On September 29, 2016, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the annual meeting of the Company’s shareholders (the “meeting”), where, among other business, shareholders will consider the Merger. The Proxy Statement and a proxy card have been mailed to each shareholder entitled to vote at the meeting. Shareholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Shareholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at:

jeff.huebschen@gkservices.com

+1.952.912.5773

Investor Relations

5995 Opus Parkway

Minnetonka, MN, 55343

Participants in the Solicitation

The Company, its directors and certain executive officers are or may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, can be found in the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016 and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC, and may be included in other documents to be filed with the SEC in connection with the proposed transaction.